SECRETARY OF STATE
DIVISION OF CORPORATIONS
PILED 09:00 AM 04/23/2001
01019394 7 .. 2674098

                            CERTIFICATE OF AMENDMENT
                                       OF
                          CERTIFICATE OF INCORPORATION
                                       OF
                                Cosmoz.com, Inc.
                                ----------------

         Cosmoz.com, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware.

DOES HEREBY CERTIFY:
         FIRST: That at a meeting of the Board of Directors of Cosmoz.com, Inc. resolutions were duly adopted setting forth a proposed amendment of the Certificate of Incorporation of said corporation, declaring said amendment to be advisable and calling a meeting of the stockholders of said corporation for consideration thereof: The resolution setting forth the proposed amendment is as follows:

         RESOLVED, that the Certificate of Incorporation of this corporation be amended by changing the Article thereof numbered "FIRST" so that, as amended said Article shall be and read as follows:

         FIRST: The name of the corporation is Cosmoz Infrastructure Solutions, Inc.

         SECOND: The name of the Registered Agent therein and in charge of upon whom process against this Corporation may be served, is Harvard Business Services, Inc. The address of the Registered Agent is 25 Greystone Manor, Lewes, DE 19958, County of Sussex.

         THIRD: That thereafter, pursuant to resolution of its Board of Directors, a special meeting of the stockholders of said corporation was duly called and held, upon notice in accordance with Section 222 of the General Corporation Law of the State of Delaware at which meeting the necessary number of shares as required by statute were voted in favor of the amendment.

         FOURTH: That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

         IN WITNESS WHEREOF, said Cosmoz.com, Inc. has caused this certificate to be signed by its Authorized Officer this 18th day of April, 2001.

By: /s/ Wing Hung Yu
--------------------
Name:   Wing Hung Yu
Title:  Chief Operating Officer